UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 8, 2022

HighPeak Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39464	84-3533602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
421 W. 3rd St., Suite 1000 Fort Worth, Texas 76102
(address of principal executive offices) (zip code)

(817) 850-9200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	HPK	The Nasdaq Stock Market LLC
Warrant	HPKEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

November Indenture

The information included or incorporated by reference in Item 2.03 below, under the heading “November Indenture and Notes” is incorporated herein by reference.

Supplemental Indenture

On February 16, 2022, HighPeak Energy, Inc., a Delaware corporation (the “Company”), as issuer, entered into that certain Indenture, dated as of February 16, 2022 (the “February Indenture”), by and among the Company, the guarantors party thereto and UMB Bank, National Association, as trustee (the “Trustee”), to provide for the issuance of the Company’s 10.000% Senior Notes due 2024 (the “February Notes”). On November 9, 2022, following the receipt of the requisite consents from the holders of the February Notes, the Company entered into that certain Supplement No. 1 to Indenture (“Supplement No. 1”), by and among the Company, as issuer, the guarantors party thereto and the Trustee, to, among other things, amend certain terms and covenants of the February Indenture to conform to the November Indenture (as defined below).

The foregoing description of Supplement No. 1 is qualified in its entirety by reference to the Supplement No. 1, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

November Indenture and Notes

On November 8, 2022, the Company completed its offering of $225 million aggregate principal amount of its 10.625% Senior Notes due November 2024 (the “November Notes”), which are fully and unconditionally guaranteed on a senior unsecured basis by the Guarantors (as defined below). The November Notes were sold and issued under the Indenture, dated as of November 8, 2022 (the “November Indenture”), by and among the Company, as issuer, the guarantors party thereto (the “Guarantors”) and UMB Bank, National Association, as trustee. The November Notes are senior unsecured obligations of the Company. Net proceeds of the offering, after giving effect to the original issue discount, placement agent compensation and fees and expenses, were approximately $200 million. The Company used a portion of the proceeds to reduce its outstanding debt balance under its senior secured reserve-based lending facility. The remaining proceeds will be used for drilling, production and related development expenses, to pay fees, costs and expenses arising in connection with the issuance of the November Notes and otherwise for general corporate purposes.

Interest and Maturity

The November Notes will mature on November 15, 2024. The November Notes bear interest at the rate of 10.625% per annum, payable semi-annually on each May 15 and November 15, commencing May 15, 2023.

Optional Redemption

At any time on or after November 15, 2023, the Company may redeem all, but not a part, of the November Notes at a redemption price equal to 100% of the principal amount of the November Notes, plus accrued and unpaid interest, if any, to, but not including, the date of redemption.

At any time prior to November 15, 2023, the Company may redeem all, but not a part, of the November Notes at a redemption price equal to 100% of the principal amount of the November Notes, plus accrued and unpaid interest, if any, to, but not including, the date of redemption, plus a “make-whole premium.”

Change of Control

If the Company experiences certain defined changes of control, each holder of the November Notes may require the Company to repurchase all or a portion of its November Notes at a price equal to 100% of the aggregate principal amount of such November Notes, plus any accrued and unpaid interest to, but not including, the date of repurchase.

Certain Covenants

The November Indenture contains covenants that, among other things and subject to certain exceptions and qualifications, limit the Company’s ability and the ability of its restricted subsidiaries to: (i) incur additional indebtedness or issue preferred stock; (ii) pay dividends on capital stock or redeem, repurchase or retire capital stock or subordinated indebtedness; (iii) transfer or sell assets; (iv) make investments; (v) create certain liens; (vi) enter into agreements that restrict dividends or other payments from their subsidiaries to them; (vii) consolidate, merge or transfer all or substantially all of their assets; (viii) engage in transactions with affiliates; and (ix) create unrestricted subsidiaries.

Events of Default

If an Event of Default (as defined in the Indenture) occurs and is continuing, the trustee or the holders of at least 35% in aggregate principal amount of the then outstanding November Notes (with a copy to the trustee) may declare the principal of, and accrued and unpaid interest, if any, on all outstanding November Notes immediately due and payable, except that an Event of Default resulting from certain events of bankruptcy or insolvency with respect to the Company, any restricted subsidiary of the Company that is a significant subsidiary or any group of subsidiaries that, taken together, would constitute a significant subsidiary, will automatically cause the principal of, and accrued and unpaid interest, if any, on all outstanding November Notes to become immediately due and payable without further action or notice.

The foregoing description of the November Indenture is qualified in its entirety by reference to the November Indenture, a copy of which is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit Number	Description of Exhibit
4.1	Supplement No. 1 to Indenture dated as of November 9, 2022, by and among HighPeak Energy, Inc., as issuer, the guarantors party thereto and UMB Bank, National Association, as trustee.
4.2	Indenture, dated as of November 8, 2022, by and among HighPeak Energy, Inc., the guarantors named therein and UMB Bank, National Association, as trustee
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHPEAK ENERGY, INC.

Date: November 10, 2022
	By:	/s/ Steven W. Tholen
	Name:	Steven W. Tholen
	Title:	Chief Financial Officer

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